Exhibit 3.3

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

ENTITY #
E0079092005-1
Document Number:
Articles of Incorporation			20050048809-96
(PURSUANT TO NRS 78)
Date Filed:
3/7/2005 11:40:24 AM
IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.			ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	155 EAST TROPICANA FINANCE CORP.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Lionel Sawyer & Collins, Ltd.
Name
	300 South Fourth Street, #1700		Las Vegas	NEVADA	89101
	Street Address		City	State	Zip Code

	Optional Mailing Address		City	State	Zip Code
3. Shares (Number of shares corporation authorized to use	Number of shares with par value:	Par value: $	Number of shares without par value: 75,000
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1.		Michael Hessling
Name
	115 East Tropicana Avenue		Las Vegas	NV	89109
	Address		City	State	Zip Code
	2.		Toyoroku Izumi
Name
	115 East Tropicana Avenue		Las Vegas	NV	89109
	Address		City	State	Zip Code
	3.		Sukeaki Izumi
Name
	115 East Tropicana Avenue		Las Vegas	NV	89109
	Address		City	State	Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any lawful purpose, including gaming.
6. Names, Addresses and Signature of Incorporator: (attach additional page there is more than 1 incorporator)	Lucas J. Tucker		/s/ Lucas J. Tucker
	Name		Signature
	300 South Fourth Street, #1700		Las Vegas	NEVADA	89101
	Street Address		City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.

/s/
	Authorized Signature of R.A. or On Behalf of R.A. Company		Date February 28, 2005

This form must be accompanied by appropriate fees. See attached fee schedule.				Nevada Secretary of State

155 EAST TROPICANA FINANCE CORP.
ADDENDUM TO AND ADDITIONAL ARTICLES OF INCORPORATION

ADDENDUM TO ARTICLE 4

DIRECTORS

The initial board of directors shall consist of nine (9) members. The names and addresses of the persons who are to serve as Directors, until the first annual meeting of shareholders, or until their successors shall have been elected and qualified, are as follows:

Michael Hessling	Toyoroku Izumi	Sukeaki Izumi
115 East Tropicana Ave	115 East Tropicana Ave	115 East Tropicana Ave
Las Vegas, NV 89109	Las Vegas, NV 89109	Las Vegas, NV 89109

David Lageschulte	Edward Droste	William Ranieri
4411 Cleveland Ave	107 Hampton Road #200	107 Hampton Road #200
Ft Myers, FL 33902	Clearwater, FL 33759	Clearwater, FL 33759

Gilbert DiGiannantonio	John Blakely	Dennis Johnson
107 Hampton Road #200	500 Kings Town Drive	107 Hampton Road #200
Clearwater, FL 33759	Naples, FL 34102	Clearwater, FL 33759

The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.

ADDENDUM TO ARTICLE 5

PURPOSE

The character and general nature of the business to be conducted by the corporation may include developing, operating or conducting retail sales and gaming. The corporation may also engage in any other lawful business and do any lawful act concerning any and all lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE 8

RESTRICTION ON SHARES

At any time after the corporation or any subsidiary is registered with, or licensed by, the Nevada Gaming Commission, the corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be void and such stock or securities shall be deemed not to be issued and outstanding until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

At any time after the corporation or any subsidiary is registered with, or licensed by, the Nevada Gaming Commission, no stock or securities issued by the corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Nevada Gaming Commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, the holder must immediately offer such securities to the corporation for purchase and the corporation must purchase such securities from the holder in accordance with the laws of the State of Nevada and the regulations of the Nevada Gaming Commission thereunder. Upon receipt of notice of a determination of unsuitability, the corporation shall not (a) pay any dividend or interest with regard to the securities, (b) allow the holder of such securities to exercise, directly or through any trustee or nominee, any voting right conferred by such securities, and such securities shall not for any purposes be included in the securities of the corporation entitled to vote, and (c) pay any remuneration in any form, for services rendered or otherwise, to the bolder of such securities.

ARTICLE 9

ELECTION NOT TO BE GOVERNED BY CORPORATE COMBINATIONS ACT

The Corporation hereby elects not to be governed by Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes.

/s/ Lucas J. Tucker
Signature of Incorporator